                                                                     Exhibit 5.1

                                                  January 20, 2006

Residential Asset Securities Corporation
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437

Ladies and Gentlemen:

         At your  request,  we have  examined the  Registration  Statement on Form S-3, to be filed by  Residential
Asset  Securities  Corporation,  a Delaware  corporation  (the  "Registrant"),  with the  Securities  and  Exchange
Commission  on January 20, 2006 (the  "Registration  Statement"),  in  connection  with the  registration  under the
Securities  Act of 1933,  as amended  (the  "Act") of  Mortgage  Asset-Backed  and  Manufactured  Housing  Contract
Pass-Through  Certificates (the  "Certificates").  The Certificates are issuable in series (each, a "Series") under either a separate  pooling and servicing  agreement (each such agreement,  a "Pooling and Servicing  Agreement") by and among the  Registrant,  the master  servicer or servicer named therein and the Trustee named therein or a trust agreement (each such  agreement,  a "Trust  Agreement") by and among the Registrant,  the trustee named therein and the certificate  administrator  named therein.  The  Certificates of each Series are to be sold as set forth in the
Registration  Statement,  any amendment  thereto,  and the prospectus and  prospectus  supplement  relating to such
Series.

         We have examined such  instruments,  documents and records as we deemed  relevant and necessary as a basis of our opinion  hereinafter  expressed.  In such examination,  we have assumed the following:  (a) the authenticity of original  documents and the genuineness of all signatures;  (b) the conformity to the originals of all documents submitted to us as copies;  and (c) the truth,  accuracy and completeness of the information,  representations  and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such  examination,  we are of the opinion that when the  issuance of each Series of  Certificates has been duly  authorized  by  appropriate  corporate  action and the  Certificates  of such  Series have been duly executed,  authorized and delivered in accordance  with the Pooling and Servicing  Agreement or the Trust Agreement
relating to such Series and sold, the Certificates will be legally issued,  fully paid, binding  obligations of the trust created by the Pooling and Servicing  Agreement or the Trust  Agreement,  and the holders of the Certificates will be  entitled  to the  benefits  of the  Pooling and  Servicing  Agreement  or the Trust  Agreement,  except as enforcement thereof may be limited by applicable bankruptcy, insolvency,  reorganization,  arrangement,  fraudulent conveyance,  moratorium,  or other laws  relating to or  affecting  the rights of creditors  generally  and general principles of equity, including without limitation,  concepts of materiality,  reasonableness,  good faith and fair dealing, and the possible  unavailability of specific performance or injunctive relief,  regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby  consent to the filing of this opinion as an exhibit to the  Registration  Statement  and to the use of our name wherever appearing in the Registration  Statement and the prospectus  contained therein.  In giving such consent,  we do not consider that we are  "experts,"  within the meaning of the term as used in the Act or the rules  and  regulations  of the  Commission  issued  thereunder,  with  respect  to any  part  of the  Registration
Statement, including this opinion, as an exhibit or otherwise.

                                                     Very truly yours,

                                                     /s/Orrick, Herrington & Sutcliffe LLP

                                                     ORRICK, HERRINGTON & SUTCLIFFE LLP